UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2009

HOKU SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1288 Ala Moana Blvd, Suite 220 Honolulu, Hawaii	96814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Securities Purchase Agreement with Tianwei New Energy Holdings Co., Ltd.

On September 28, 2009, we entered into a Securities Purchase Agreement (the “Purchase Agreement”), with Tianwei New Energy Holdings Co., Ltd., a corporation organized under the laws of the People’s Republic of China (“Buyer”), relating to a proposed financing transaction (the “Transaction”).

Subject to the terms and conditions of the Purchase Agreement, in exchange for the issuance of 33,379,287 shares (the “Shares”) of our common stock, par value $0.001 per share (“Common Stock”), and a warrant to purchase 10,000,000 shares of Common Stock (the “Warrant”), Buyer will cancel $50 million in prepayments already made to our wholly-owned subsidiary, Hoku Materials, Inc. (“Hoku Materials”), pursuant to Buyer’s polysilicon supply agreements with Hoku Materials.  The terms of the Warrant will include: (i) a per share exercise price equal to $2.52; (ii) an exercise period of seven years; and (iii) provision for net-issue exercise.

In addition, within 20 business days following the closing under the Purchase Agreement, (the “Closing”), Buyer will arrange for a $50 million term loan to enable us to pay down our current accounts payable to our vendors working on and supplying materials to our planned polysilicon production facility in Pocatello, Idaho (the “Plant”), as more fully described below under “Debt Financing.”

The Shares, when added to the shares of Common Stock covered by the Warrant (the “Warrant Shares”), will result in Buyer owning 66.09% of our outstanding Common Stock on a fully-diluted basis.

We have made customary representations, warranties and covenants in the Purchase Agreement, including, among others, covenants not to initiate, solicit or encourage proposals relating to alternative business combination or financing transactions (subject to certain exceptions), not to enter into discussions concerning or provide information in connection with alternative business combination or financing transactions, and not to withdraw or modify, in a manner adverse to Buyer, the recommendation of our board of directors regarding acceptance of the Transaction.

The Closing is subject to a number of conditions, including that:

•	our representations and warranties in the Purchase Agreement shall continue to be true and correct;
•
all necessary consents, permits, approvals, regulations and waivers necessary for completion of the Transaction, including any approvals required from governmental or regulatory bodies in the People’s Republic of China, shall have been obtained;

•
we shall have received an exemption from Nasdaq’s shareholder approval requirement with respect to the Transaction pursuant to the financial viability exception provided by Nasdaq Listing Rule 5635(f); and

•
there shall not have occurred a material adverse effect on our or our subsidiaries’ financial condition, business, assets or results of operations, subject to certain exceptions, or our ability to perform our obligations under the Purchase Agreement.

Pursuant to the terms of the Transaction, Hoku Materials has agreed to amend its two existing polysilicon supply agreements with Buyer to take into account the cancellation of the $50 million in prepayments.  Over the term of the two amended supply agreements, the cancellation of the $50 million in prepayments will result in the reduction of the price at which Tianwei purchases polysilicon by approximately 11% per year.  The two amended supply agreements will be signed by Hoku Materials and Tianwei at the Closing.

The Purchase Agreement also provides that, effective as of the Closing, Buyer shall be entitled to designate four members (the “Buyer Nominees”), to our board of directors, which will be expanded from five to seven members.  We will designate the other three board members and, at Closing, we are required to deliver the resignations of the current members of our board who we have not designated as aforesaid.

Either party may terminate the Purchase Agreement in the event the other party breaches any of its representations and warranties, or fails to perform any of its covenants, and such breach is not cured within 20 days after receipt of notice from the other party.  In addition, we may terminate the Purchase Agreement in the event we enter into a definitive agreement with respect to an alternative business combination or other financing transaction which our board of directors believes is more favorable to us or to our shareholders.  Buyer may terminate the Purchase Agreement in the event we enter into or announce n alternative business combination or financing transaction.  In the event of any termination by either party in connection with an alternative business combination or financing transaction, we will be required to pay an amount equal to $2,250,000 to Buyer.  Furthermore, either party may terminate the Purchase Agreement if the Closing does not occur on or before December 31, 2009; provided, that this date shall be automatically extended for a period of three months in the event the failure to close is related solely to the fact that all governmental and regulatory approvals have not been obtained.

This description of the Purchase Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Warrant, which are attached as Exhibit 2.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated in this report by reference.  The Purchase Agreement has been attached to provide stockholders with information regarding its terms.  It is not intended to provide any other factual information about Buyer or us.  In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by us to Buyer in connection with the signing of the Purchase Agreement.  These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement.  Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between Buyer, on the one hand, and us, on the other hand, rather than establishing matters as facts.  Accordingly, the representations and warranties in the Purchase Agreement should not be viewed as characterizations of the actual state of facts about Buyer or us.

Investor Rights Agreement

In connection with the issuance of the Shares, we will enter into an investor rights agreement (the “Investor Rights Agreement”) with Buyer, under which we will agree to:

•
within 30 days of the Closing, file a registration statement with the Securities and Exchange Commission, or the SEC, for the resale of 30% of the Shares and the Warrant Shares, or the Registrable Securities;

•	use our reasonable best efforts to have the registration statement declared effective within 90 days following the filing; and
•
use our reasonable best efforts to keep the shelf registration statement effective until the date on which all of the Registrable Securities have been resold pursuant to an effective registration statement or Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, or are eligible for resale without restriction under Rule 144.

Pursuant to the Investor Rights Agreement, Buyer has agreed not to sell or transfer, directly or indirectly, the remaining 70% of the Shares until the first anniversary of the Closing.

Pursuant to the Investor Rights Agreement, Buyer’s right to designate four Buyer Nominees to our board will terminate upon the earlier of (i) Buyer (together with its affiliates) ceasing to be our largest individual stockholder or (i) Buyer (together with its affiliates) owning less than 25% of the outstanding shares of our Common Stock.

The Shares and the Warrant will not be registered under the Securities Act of 1933 or any state securities laws and once issued may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  The Shares and the Warrant are being sold in a private placement pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(2) and/or Regulation D of the Securities Act.  Resales of the Shares and the Warrant will be restricted.

Debt Financing

Within 20 business days of the Closing, Buyer will cause the China Construction Bank Chengdu Branch (the “Bank”), to provide to Hoku Materials a $50 million term loan (the “Term Loan”), pursuant to the terms of an Entrustment Loan Contract (the “Loan Agreement”), between us, Hoku Materials, the Bank and Buyer.  Pursuant to the Loan Agreement, the Term Loan will be for a term of two years, and will bear interest at the rate of 5.94% per annum, with interest payable in arrears on a quarterly basis.

The Term Loan will be secured by all of our assets and Hoku Materials’ assets.  In addition, the Term Loan will be further secured by a mortgage on Hoku Materials’ real property located in Pocatello, Idaho.

In addition, following the Closing, so long as Buyer owns any Shares, Buyer will use its reasonable best efforts to assist us in obtaining access to any additional debt financing that we require to complete the construction and operation of the Plant.

The foregoing summaries are qualified in their entirety by reference to the Investor Rights Agreement and the Loan Agreement, copies of which are attached hereto has Exhibits  4.3 and 10.108, respectively, and are incorporated herein.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Loan Agreement is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Purchase Agreement, the Shares and the Warrant is incorporated herein by reference.

Item 5.01  Changes in Control of Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Purchase Agreement, the Shares and the Warrant is incorporated herein by reference.

Item 8.01  Other Events.

Press Release

On September 29, 2009, we issued a press release announcing that we had entered into the Purchase Agreement with Buyer, and received an exception from the Nasdaq Listing Rules relating to stockholder approval of the transaction pursuant to the financial viability exception set forth in Nasdaq Listing Rule 5635(f).  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Nasdaq Listing Rules Exception

In connection with the transactions contemplated by the Purchase Agreement, we requested and received from the Nasdaq Listing Qualifications Department, or Nasdaq, an exception from the Nasdaq stockholder approval rules pursuant to the “financial viability exception” set forth in Nasdaq Listing Rule 5635(f).  Absent this exception, Nasdaq Listing Rules would have required stockholder approval prior to issuance of the Shares.  In order to obtain this exception, we were required to demonstrate to Nasdaq that the delay associated with the effort to secure stockholder approval would have seriously jeopardized our financial viability.  As also required by Nasdaq, on September 27, 2009, the Audit Committee of our Board of Directors expressly approved our reliance on this exception.  A notice to shareholders regarding our reliance on the financial viability exception, or the Notice, will be mailed to shareholders in accordance with Nasdaq Listing Rules.  In accordance with Nasdaq Listing Rule 5635(f), the closing of the transactions contemplated by the Purchase Agreement can occur no earlier than ten days after the mailing of the Notice.  A copy of the Notice is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

This Item 8.01, including Exhibits 99.1  and 99.2 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

2.1	Securities Purchase Agreement, dated as of September 28, 2009, by and between Tianwei New Energy Holdings Co., Ltd. and Hoku Scientific, Inc.*
4.2	Form of Warrant of Hoku Scientific, Inc.
4.3	Form of Investor Rights Agreement between Tianwei New Energy Holdings Co., Ltd. and Hoku Scientific, Inc.
10.108	Form of Entrustment Loan Contract by and among Tianwei New Energy Holdings Co. Ltd., China Construction Bank Chengdu Branch, Hoku Materials, Inc. and Hoku Scientific, Inc.
99.1	Press release of Hoku Scientific, Inc., dated September 29, 2009
99.2	Notice to Stockholders regarding Nasdaq Listing Rules Exception.

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2009

HOKU SCIENTIFIC, INC.

By:	/s/ Dustin M. Shindo
Dustin M. Shindo
Chairman of the Board of Directors, President and Chief Executive Office